UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 9, 2004

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 351-8300

Item 5.                    Other Events and Regulation FD Disclosure.

On August 9, 2004, Veritas DGC Inc. announced that its Board of Directors has appointed Mark E. Baldwin, age 51, as Executive Vice President, Chief Financial Officer and Treasurer, effective as of August 23, 2004.

Prior to his appointment and since 2003, Mr. Baldwin was an operating partner in First Reserve Corporation, a privately held oilfield services equity firm.  From 2001 to 2002, he served as executive vice president and chief financial officer of Nexitraone, LLC, a privately held telecommunications company.  From 1997 to 2001, Mr. Baldwin was chairman and chief executive officer of Pentacon, Inc., then a publicly traded distributor of aerospace and industrial fasteners.  For the seventeen years prior to 1997, Mr. Baldwin held a number of progressively more responsible financial and operating positions with Keystone International, Inc., then a publicly traded manufacturer of flow control devices.  For the four years ending in 1980, he served as an accountant with a national accounting firm.  Mr. Baldwin is currently a director of T-3 Energy Services, Inc., a publicly traded provider of oilfield products and services, and from April 2003 until March 2004 served as chairman of its board of directors.

We intend to enter into an employment agreement with Mr. Baldwin.  Our agreement with Mr. Baldwin will continue until he reaches age 65 unless the agreement is earlier terminated by prior written notice of either party.  Mr. Baldwin will be entitled to receive a signing bonus of $100,000 within five days of his commencing employment.  Mr. Baldwin will also be entitled to receive a minimum annual salary under his employment agreement of $300,000.  Mr. Baldwin will participate in our management incentive plan pursuant to which he may receive an annual performance bonus.  We require a minimum level of company financial performance before our executive officers earn any annual bonuses, and we award bonuses for achieving higher levels of performance directly tied to the level achieved.  Initially, his target bonus percentage under the management incentive plan will be 60% of his annual salary, although his actual bonus may be higher or lower depending upon the company’s financial performance.  In addition, Mr. Baldwin will receive 12,500 shares of restricted common stock that vest annually in one-third increments beginning on August 23, 2005, the first anniversary of his start date.  Mr. Baldwin will also be eligible to receive option grants under our stock incentive plans.

In the event Mr. Baldwin is terminated without cause (other than in connection with a change of control), he will be entitled to receive, among other benefits, payment under his employment agreement equal to two years of his annual base salary.  In the event Mr. Baldwin’s employment agreement is terminated for certain reasons within two years following a change of control, Mr. Baldwin will be entitled to receive, among other benefits, a lump sum payment equal to three times the sum of his annual base salary and annual bonus as well as acceleration of vesting related to any stock options or restricted stock outstanding as of the change of control.

Item 7.                    Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description
99.1	Press release issued August 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	August 9, 2004	By:	/s/ Larry Worden
		Name:	Larry Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued August 9, 2004